Exhibit 99.1

PRESS RELEASE

Contacts:
Joanne Carson (Media)                                                                    Kathy Guinnessey (Investors/Analysts)
Carsonj@dnb.com                                                                            Guinnesseyk@dnb.com
973.921.5610                                                                                       973.921.5665

D&B Announces 2003 Third Quarter Results

o	Total Revenue of $332 Million Up 7 Percent, Up 11 Percent After Foreign Exchange

o	EPS of 54 Cents Up 20 Percent Before Non-Core Gains and Charges; 38 Cents on a GAAP Basis, Compared with 45 Cents in 2002

o	Company Confirms 2003 EPS Guidance and Expects 2003 Revenue to be at Mid to High End of Previous Guidance Range

Short Hills, NJ –October 27, 2003 — D&B (NYSE: DNB), the leading provider of global business information and technology solutions, today reported diluted earnings per share for the quarter ended September 30, 2003, of 54 cents, up 20 percent from 45 cents in the prior year quarter, before non-core gains and charges. On a GAAP basis, D&B reported diluted earnings per share of 38 cents, compared with 45 cents in the third quarter of 2002. The non-core gains and charges are described below and in the schedules accompanying this release.

“In the third quarter, we continued to make progress on our journey to transform D&B,” said Allan Z. Loren, chairman and chief executive officer of D&B. “We experienced growth across all product lines in the quarter. Our improved revenue growth reflects the strength of D&B’s customer value propositions, fuelled by our DUNSRight™ quality process.”

“By continuing to leverage DUNSRight™, and with our team members’ ongoing focus on improved leadership, we remain confident that we will achieve our aspiration to become a growth company with an important presence on the Web,” Loren said.

D&B’s Third Quarter 2003 Results

Core revenue for the quarter was $330.3 million, an 11 percent increase compared with the prior year quarter, including 4 percentage points of favorable impact from foreign exchange rate movements. The core revenue results reflect the following by product line:

o	Risk Management Solutions revenue of $231.1 million, up 7 percent (including 5 percentage points of favorable impact from foreign exchange);

o	Sales & Marketing Solutions revenue of $81 million, up 9 percent (including 3 percentage points of favorable impact from foreign exchange);

o	Supply Management Solutions revenue of $9.9 million, up 45 percent (including 5 percentage points of favorable impact from foreign exchange); and

o	E-Business Solutions revenue of $8.3 million, representing the results of Hoover’s, Inc. which was acquired in March 2003 and contributed 3 percentage points of the Company’s overall revenue growth.

Total revenue for the quarter, which includes the results of divested businesses, was $332.3 million, an 11 percent increase over total revenue in the year ago quarter.

Revenue from the Company’s recent acquisitions contributed 5 percentage points to the core revenue increase, with 3 percentage points from Hoover’s, acquired in the first quarter of 2003 and 2 percentage points from Data House, acquired in the third quarter of 2002, and the three Italian real estate information companies acquired in the second quarter of 2003, which are reported as part of the Risk Management Solutions revenue in the International segment.

D&B continued to make progress in migrating its product delivery to the Web. In the third quarter of 2003, D&B delivered 74 percent of its revenue over the Web, up from 72 percent in the second quarter of 2003, and from 65 percent at the end of 2002.

Operating income for the third quarter was $69.5 million, up 18 percent from the year ago period, before non-core gains and charges, primarily due to the increased revenue and the lower expense base associated with the Company’s financial flexibility programs. On a GAAP basis, operating income was $54.1 million in the third quarter of 2003, down from $58.8 million in the third quarter of 2002, due to $15.4 million of non-core gains and charges in 2003. There were no non-core gains and changes in the comparable period of 2002.

Net income for the quarter was $41.3 million, up 19 percent from $34.7 million in the prior-year period, before non-core gains and charges. On a GAAP basis, net income was $28.8 million, compared with $34.7 million in the third quarter of 2002 due to the non-core gains and charges in 2003.

Net cash provided by operating activities during the quarter was $25.6 million. Year-to-date net cash provided by operating activities was up 17 percent, and the Company ended the quarter with $199.7 million of cash and cash equivalents.

During the quarter the Company repurchased $40 million of its common stock under the $100 million program approved by its Board of Directors in October 2002. Year-to-date the Company has repurchased $70 million under the program. The Company remains on track to complete its $100 million share repurchase program by the end of 2003.

Third Quarter 2003 Segment Results

North America

North America’s third quarter core revenue was $229.2 million, up 8 percent from $212.2 million in the prior year period. North America’s revenue results include:

o       $149.5 million from Risk Management Solutions, up 2 percent;

o       $63.7 million from Sales & Marketing Solutions, up 6 percent;

o       $7.7 million from Supply Management Solutions, up 38 percent; and

o       $8.3 million from E-Business Solutions, which represents the results of Hoover’s, Inc.

North America’s operating income for the quarter was $75.3 million, up 11 percent from $67.6 million in the prior year quarter. The increase was primarily due to the increased revenue.

International

The International segment’s third-quarter core revenue was $101.1 million, up 20 percent from $84.3 million in the prior year quarter. The International revenue results were impacted by the favorable effect of foreign exchange rate movements, which contributed 14 percentage points of growth. Before the effect of foreign exchange, revenue was up 6 percent. These International revenue results reflect:

o	$81.6 million from Risk Management Solutions, up 19 percent, (including 15 percentage points of favorable impact from foreign exchange);

o	$17.3 million from Sales & Marketing Solutions, up 20 percent, (including 12 percentage points of favorable impact from foreign exchange), and;

o	$2.2 million from Supply Management Solutions, up 73 percent, (including 22 percentage points of favorable impact from foreign exchange).

Total revenue for the International segment for the quarter, which includes the results of divested businesses, was $103.1 million, up 19 percent from $86.7 million in the prior year quarter.

The International segment’s operating income for the quarter was $10.8 million, compared with operating income of $7.8 million in the prior year quarter, an increase of 42 percent. This improvement in profitability was primarily due to the favorable impact of foreign exchange, as well as the increased revenue and the lower expense base associated with the Company’s financial flexibility program.

Nine Month Results

The Company reported diluted earnings per share for the first nine months of 2003 of $1.56, up 19 percent from a year ago, before non-core gains and charges. On a GAAP basis, the Company reported diluted earnings per share of $1.32 compared with $1.03 in 2002. Core revenue for the period was $978.7 million, a 7 percent increase over the same period last year, including 5 percentage points of favorable impact from foreign exchange rate movements. Total revenue, which includes the results of divested businesses, was $982 million, a 7 percent increase over total revenue in the year ago quarter.

Operating income for the nine-month period was $202 million, up 13 percent from the same period in 2002, before non-core gains and charges. On a GAAP basis, operating income was $170.8 million, compared with $148.6 million in the same period last year. GAAP results include $31.2 million of non-core gains and charges in 2003 and $30.9 million in 2002.

Nine Month Segment Results

For the 2003 year-to-date period, North America’s core revenue was $685 million, up 3 percent compared with $667.1 million in the first nine months of 2002. Operating income was $224 million, up 5 percent over last year.

Year-to-date core revenue from the International segment was $293.7 million, up 19 percent from last year including 17 percentage points of favorable impact from foreign exchange rate movements. Total revenue was $297 million, up 18 percent from last year, including 16 percentage points of favorable impact from foreign exchange rate movements. Operating income was $28.5 million, up 60 percent from $17.9 million in the year ago period.

See Schedule 1 for results as reported in accordance with generally accepted accounting principles (“GAAP”), Schedule 2 for results before non-core gains and charges, and Schedule 3 for a reconciliation of GAAP results to results before non-core gains and charges. See Schedule 4 for revenue by product line for each geographic segment and other supplemental information. Also see below for a discussion of the Company’s use of non-GAAP financial measures.

Non-Core Gains and Charges

The Company recorded non-core charges of $15.4 million during the third quarter of 2003. The charges include $13.8 million related to the previously announced monetization of real estate, and $1.6 million related to a series of financial flexibility initiatives announced and initiated in the first quarter of 2003. The charges have been recorded within Operating income as Corporate and other expense.

D&B’s restructuring charges may be viewed as recurring as they are incurred as part of each phase of its financial flexibility initiatives. However, in addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because it does not consider these charges and other similar items to reflect its underlying business performance. See Use of Non-GAAP Financial Measures below.

Full Year Outlook

Earnings Per Share, Revenue and Net Cash Provided by Operating Activities

The Company is re-confirming its previous full-year diluted earnings per share guidance of between $2.25 and $2.29 on a GAAP basis. This range of EPS represents between 20 and 22 percent growth, compared to $1.87 reported on a GAAP basis for 2002.

This EPS guidance includes the dilutive impact of the Hoover’s acquisition, and certain other non-core gains and charges totaling 24 cents per share.

Before non-core gains and charges, D&B continues to expect full-year diluted earnings per share to be between $2.50 and $2.54, representing between 16 and 18 percent growth, compared to $2.15 of diluted earnings per share before a restructuring charge of 28 cents per share in 2002.

The Company expects net cash provided by operating activities for 2003 to be at the mid to low end of the previously announced range of $232 million and $272 million. As the Company delivers more of its product over the web, investment projects are becoming less capital intensive. This has caused a shift in cash outflow from net cash provided/(used in) investing activities to net cash provided by operating activities. This expected range is before any payments in settlement of tax or legal matters described in D&B’s 2002 Annual Report on Form 10-K. Because D&B is unable to predict the amount or timing of any such future payments, the Company is unable to provide an outlook for 2003 net cash provided by operating activities on a GAAP basis. Net cash provided by operating activities was $213.1 million in 2002.

D&B believes full-year core revenue growth will be in the mid to high end of the previously announced range of 1 to 4 percent before the effects of foreign exchange. Because D&B is unable to predict the future movements of foreign exchange rates the Company is unable to provide an outlook for 2003 revenue on a GAAP basis.

The Company also re-confirms that it will deliver more than 70 percent of its revenue over the Web by the end of the year, a goal that was reached in the second quarter.

Capital Expenditures and Depreciation and Amortization Update

As the Company delivers more of its product over the web, investment projects are becoming less capital intensive. This has caused a shift in spending from capital expenditures and capitalized software to operating expenses. As a result, the Company now expects:

o	Capital expenditures and capitalized software costs will be between $25 and $30 million, compared with $53.5 million in 2002; and

o	Depreciation and amortization expense will be between $60 and $65 million, compared with $84.2 million in 2002.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. Specifically, D&B reports core revenue, revenue growth before the effects of foreign exchange, and operating income, net income and diluted earnings per share before non-core gains and charges. Please see D&B’s Form 10-Q for the fiscal quarter ended June 30, 2003 under the section entitled “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — How We Evaluate Performance” for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors.

Third-Quarter Teleconference

D&B will review its third-quarter financial results and business outlook in a conference call with the investment community on Tuesday, October 28, 2003, at 10 a.m. ET. Live audio, as well as a replay, of the conference call, and other related information, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.

***********

About D&B

D&B (NYSE: DNB), the leading provider of global business information, tools and insight, has enabled customers to Decide with Confidence for over 160 years. D&B’s proprietary DUNSRight ™ process provides customers with quality information whenever and wherever they need it. This quality information is the foundation of D&B’s solutions that customers rely on to make critical business decisions. Customers use D&B Risk Management Solutions to mitigate risk, increase cash flow and drive increased profitability, D&B Sales & Marketing Solutions to increase revenue from new and existing customers, and D&B Supply Management Solutions to identify purchasing savings, manage risk and ensure compliance within the supply base. D&B’s E-Business Solutions help customers convert prospects to clients faster. Over 90 percent of the Business Week Global 1000 rely on D&B as a trusted partner to make more confident business decisions. For more information, please visit www.dnb.com.

***********

Forward-Looking and Cautionary Statements

The section entitled “Full Year Outlook” of this press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior. The Company’s results are also dependent upon its continued ability to:

o       invest in its database and maintain its reputation for providing reliable data;

o       develop and maintain a successful Web-based business model;

o       develop new products;

o       reallocate expense to achieve growth through its financial flexibility program;

o       manage employee satisfaction and maintain its global expertise as it implements its financial flexibility program; and

o      protect against damage or interruptions affecting its database or its data centers.

The Company is also subject to the effects of foreign economies, exchange rate fluctuations and U.S. and foreign legislative or regulatory requirements. Its results are also dependent upon the availability of data from its database. In addition, the Company’s ability to repurchase shares is subject to market conditions, including trading volume in the Company’s stock. Developments in any of these areas could cause results to differ materially from results that have been or may be projected.

In addition, the Company’s projection for net cash provided by operating activities in 2003 is dependant upon, among other things, the Company’s ability to generate revenue, the Company’s collection processes, customer payment patterns and the amount and timing of payments related to tax matters and legal proceedings involving the Company as more fully described in the Company’s filings with the SEC.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including the section entitled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”),” and the subsection entitled “Trends, Risks and Uncertainties” in the MD&A. Copies of the Company’s Annual Report on Form 10-K are available on its web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements.

                                                            Schedule 1

The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited) — As Reported

	Quarter Ended September 30,
Amounts in millions, except per share data		2003		2002	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Revenue:
North America		$ 229.2		$ 212.2	8%	0%	8%
International		101.1		84.3	20%	14%	6%

Core Revenue		330.3		296.5	11%	4%	7%
Divested Businesses (1)		2.0		2.4	-14%	7%	-2	1%

Total Revenue		$ 332.3		$ 298.9	11%	4%	7%

Operating Income (Loss):
North America		$ 75.3		$ 67.6	11%
International		10.8		7.8	42%

Total Divisions		86.1		75.4	14%
Corporate and Other (2)		(32.0)		(16.6)	-93%

Operating Income		54.1		58.8	-8%

Interest Income		1.1		.7	57%
Interest Expense		(4.8)		(4.9)	2%
Other Income (Expense) - Net (3)		(3.2)		1.8	-

Non-Operating Income (Expense) - Net		(6.9)		(2.4)	-

Income before Provision for Income Taxes		47.2		56.4	-16%
Provision for Income Taxes		18.3		21.7	16%
Equity in Net Losses of Affiliates		(.1)		-	-

Net Income (4)		$ 28.8		$ 34.7	-17%

Basic Earnings Per Share of Common Stock	$ .3	9	$ .4	7	-17%

Diluted Earnings Per Share of Common Stock (5)	$ .3	8	$ .4	5	-16%

Weighted Average Number of Shares Outstanding:
Basic		73.5		74.3	1%

Diluted		76.2		76.5	1%

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

AFX — After Effects of Foreign Exchange

BFX — Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of
The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

                                                            Schedule 1(cont’d)

The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited) — As Reported

Year-to-Date September 30,
Amounts in millions, except per share data	2003	2002	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Revenue:
North America	$ 685.0	$ 667.1	3%	1%	2%
International	293.7	247.9	19%	17%	2%

Core Revenue	978.7	915.0	7%	5%	2%
Divested Businesses (1)	3.3	4.5	-26%	4%	-30%

Total Revenue	$ 982.0	$ 919.5	7%	5%	2%

Operating Income (Loss):
North America	$ 224.0	$ 213.8	5%
International	28.5	17.9	60%

Total Divisions	252.5	231.7	9%
Corporate and Other (2)	(81.7)	(83.1)	2%

Operating Income	170.8	148.6	15%

Interest Income	2.7	2.0	35%
Interest Expense	(14.0)	(14.8)	5%
Other Income (Expense) - Net (3)	2.9	(2.0)	-

Non-Operating Income (Expense) - Net	(8.4)	(14.8)	43%

Income before Provision for Income Taxes	162.4	133.8	21%
Provision for Income Taxes	61.3	53.0	-16%
Equity in Net Losses of Affiliates	(.1)	(1.7)	96%

Net Income (4)	$ 101.0	$ 79.1	28%

Basic Earnings Per Share of Common Stock	$ 1.3	6	$ 1.0	6	28%

Diluted Earnings Per Share of Common Stock (5)	$ 1.3	2	$ 1.0	3	28%

Weighted Average Number of Shares Outstanding:
Basic	74.1	74.6	1%

Diluted	76.4	77.0	1%

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

AFX — After Effects of Foreign Exchange

BFX— Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of
The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

                                                            Schedule 2

The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited) — Before Non-Core Gains and Charges

	Quarter Ended September 30,
Amounts in millions, except per share data		2003		2002	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Revenue:
North America		$ 229.2		$ 212.2	8%	0%	8%
International		101.1		84.3	20%	14%	6%

Core Revenue		330.3		296.5	11%	4%	7%
Divested Businesses (1)		2.0		2.4	-14%	7%	-2	1%

Total Revenue		$ 332.3		$ 298.9	11%	4%	7%

Operating Income (Loss):
North America		$ 75.3		$ 67.6	11%
International		10.8		7.8	42%

Total Divisions		86.1		75.4	14%
Corporate and Other (2)		(16.6)		(16.6)	0%

Operating Income		69.5		58.8	18%

Interest Income		1.1		.7	57%
Interest Expense		(4.8)		(4.9)	2%
Other Income (Expense) - Net (3)		(3.2)		1.8	-

Non-Operating Income (Expense) - Net		(6.9)		(2.4)	-

Income before Provision for Income Taxes		62.6		56.4	11%
Provision for Income Taxes		21.2		21.7	3%
Equity in Net Losses of Affiliates		(.1)		-	-

Net Income (4)		$ 41.3		$ 34.7	19%

Basic Earnings Per Share of Common Stock	$ .5	6	$ .4	7	19%

Diluted Earnings Per Share of Common Stock (5)	$ .5	4	$ .4	5	20%

Weighted Average Number of Shares Outstanding:
Basic		73.5		74.3	1%

Diluted		76.2		76.5	1%

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

AFX — After Effects of Foreign Exchange

BFX— Before Effects of Foreign Exchange

Non-Core Gains and Charges — For internal management purposes, we treat certain gains and charges which are included in “Corporate and Other” and “Other Income (Expense) — Net” as non-core gains and charges. These pre-tax non-core gains and charges are summarized in Schedule 3. We exclude non-core gains and charges when evaluating our financial performance because we do not consider these items to reflect our underlying business performance.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

                                                            Schedule 2(cont’d)

The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited) — Before Non-Core Gains and Charges

Year-to-Date September 30,
Amounts in millions, except per share data	2003	2002	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange Fav/(Unfav)	BFX % Change Fav/(Unfav)
Revenue:
North America	$ 685.0	$ 667.1	3%	1%	2%
International	293.7	247.9	19%	17%	2%

Core Revenue	978.7	915.0	7%	5%	2%
Divested Businesses (1)	3.3	4.5	-26%	4%	-30%

Total Revenue	$ 982.0	$ 919.5	7%	5%	2%

Operating Income (Loss):
North America	$ 224.0	$ 213.8	5%
International	28.5	17.9	60%

Total Divisions	252.5	231.7	9%
Corporate and Other (2)	(50.5)	(52.2)	3%

Operating Income	202.0	179.5	13%

Interest Income	2.7	2.0	35%
Interest Expense	(14.0)	(14.8)	5%
Other Income (Expense) - Net (3)	(4.1)	(2.0)	-

Non-Operating Income (Expense) - Net	(15.4)	(14.8)	-5%

Income before Provision for Income Taxes	186.6	164.7	13%
Provision for Income Taxes	67.1	62.3	-8%
Equity in Net Losses of Affiliates	(.1)	(1.7)	96%

Net Income (4)	$ 119.4	$ 100.7	19%

Basic Earnings Per Share of Common Stock	$ 1.6	1	$ 1.3	5	19%

Diluted Earnings Per Share of Common Stock (5)	$ 1.5	6	$ 1.3	1	19%

Weighted Average Number of Shares Outstanding:
Basic	74.1	74.6	1%

Diluted	76.4	77.0	1%

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

AFX — After Effects of Foreign Exchange

BFX— Before Effects of Foreign Exchange

Non-Core Gains and Charges — For internal management purposes, we treat certain gains and charges which are included in “Corporate and Other” and “Other Income (Expense) — Net” as non-core gains and charges. These pre-tax non-core gains and charges are summarized in Schedule 3. We exclude non-core gains and charges when evaluating our financial performance because we do not consider these items to reflect our underlying business performance.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

                                                            Schedule 3

The Dun & Bradstreet Corporation
Notes to Schedules 1 and 2 (unaudited)

(1)     2003 includes revenues from the Company’s Israeli business and 2002 includes revenues from the Company’s Israeli and Korean businesses, which were divested in the quarter ended September 30, 2003 and the quarter ended December 31, 2002, respectively.

(2)     The following table reconciles between Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended September 30,
Amounts in millions	2003	2002	% Change Fav/(Unfav)
Corporate and Other - As Reported (Schedule 1)	$(32.0)	$(16.6)	-93%
Restructuring Charge	(1.6)	-	N/M
High Wycombe, England Building Sale	(13.8)	-	N/M

Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(16.6)	$(16.6)	0%

In 2003, the Company recorded, within Corporate and Other, a charge for restructuring related to the fourth phase of its financial flexability program.

(3)     The following table reconciles between the Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended September 30,
Amounts in millions	2003	2002	% Change Fav/(Unfav)
Other Income (Expense)-Net - As Reported (Schedule 1)	$(3.2)	$1.8		-
Insurance Recovery related to World Trade Center Tragedy	-	-	N/	M

Other Income (Expense)-Net - Before Non-Core Gains and Charges (Schedule 2)	$(3.2)	$1.8		-

(4)     The following table reconciles between the Net Income included in Schedule 1 and Schedule 2:

	Quarter Ended September 30,
Amounts in millions	2003	2002	% Change Fav/(Unfav)
Net Income - As Reported (Schedule 1)	$28.8	$34.7	-17%
Restructuring Charge	(1.4)	-	N/M
High Wycombe, England, Building Sale	(11.1)	-	N/M
Insurance Recovery related to World Trade Center Tragedy	-	-	N/M

Net Income - Before Non-Core Gains and Charges (Schedule 2)	$41.3	$34.7	19%

(5)     The following table reconciles between the Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Quarter Ended September 30,
Amounts in millions	2003		2002		% Change Fav/(Unfav)
Diluted EPS - As Reported (Schedule 1)		$.38		$.45	-16%
Restructuring Charge		(.02)	-		N/M
High Wycombe, England, Building Sale		(.14)	-		N/M
Insurance Recovery related to World Trade Center Tragedy	-		-		N/M

Diluted EPS - Before Non-Core Gains and Charges (Schedule 2)		$.54		$.45	20%

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

                                                            Schedule 3 (cont’d)

The Dun & Bradstreet Corporation
Notes to Schedules 1 and 2 (unaudited)

(1)     2003 includes revenues from the Company’s Israeli business and 2002 includes revenues from the Company’s Israeli and Korean businesses, which were divested in the quarter ended September 30, 2003 and the quarter ended December 31, 2002, respectively.

(2)     The following table reconciles between Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Year-to-Date September 30,
Amounts in millions	2003	2002	% Change Fav/(Unfav)
Corporate and Other - As Reported (Schedule 1)	$(81.7)	$(83.1)	2%
Restructuring Charge	(17.4)	(30.9)	N/M
High Wycombe, England, Building Sale	(13.8)	-	N/M

Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(50.5)	$(52.2)	3%

In 2003, the Company recorded, within Corporate and Other, a charge for restructuring related to the fourth phase of its financial flexability program.

(3)     The following table reconciles between the Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Year-to-Date September 30,
Amounts in millions	2003	2002	% Change Fav/(Unfav)
Other Income (Expense)-Net - As Reported (Schedule 1)	$2.9	$(2.0)		-
Insurance Recovery related to World Trade Center Tragedy	7.0	-	N/	M

Other Income (Expense)-Net - Before Non-Core Gains and Charges (Schedule 2)	$(4.1)	$(2.0)		-

(4)     The following table reconciles between the Net Income included in Schedule 1 and Schedule 2:

	Year-to-Date September 30,
Amounts in millions	2003	2002	% Change Fav/(Unfav)
Net Income - As Reported (Schedule 1)	$101.0	$79.1	28%
Restructuring Charge	(11.6)	(21.6)	N/M
High Wycombe, England, Building Sale	(11.1)	-	N/M
Insurance Recovery related to World Trade Center Tragedy	4.3	-	N/M

Net Income - Before Non-Core Gains and Charges (Schedule 2)	$119.4	$100.7	19%

(5)     The following table reconciles between the Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Year-to-Date September 30,
Amounts in millions	2003	2002	% Change Fav/(Unfav)
Diluted EPS - As Reported (Schedule 1)	$1.32	$1.03	28%
Restructuring Charge	(.16)	(.28)	N/M
High Wycombe, England, Building Sale	(.14)	-	N/M
Insurance Recovery related to World Trade Center Tragedy	.06	-	N/M

Diluted EPS - Before Non-Core Gains and Charges (Schedule 2)	$1.56	$1.31	19%

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

                                                                                                                                            Schedule 4

The Dun & Bradstreet Corporation
Supplemental Financial Data (unaudited)

	Quarter Ended September 30,
Amounts in millions	2003	2002	AFX % Change Fav/(Unfav)		Effects of Foreign Exchange Fav/(Unfav)		BFX % Change Fav/(Unfav)
Geographic and Product Line Revenue:
North America:
Risk Management Solutions	$149.5	$146.5		2%	0%		2%
Sales & Marketing Solutions	63.7	60.2		6%	0%		6%
Supply Management Solutions	7.7	5.5		38%	0%		38%
E-Business Solutions	8.3	-	N/	M	N/	M	N/	M

Core Revenue	229.2	212.2		8%	0%		8%
Divested Businesses	-	-		0%	0%		0%

Total North America	229.2	212.2		8%	0%		8%

International:
Risk Management Solutions	81.6	68.7		19%	15%		4%
Sales & Marketing Solutions	17.3	14.3		20%	12%		8%
Supply Management Solutions	2.2	1.3		73%	22%		51%

Core Revenue	101.1	84.3		20%	14%		6%
Divested Businesses	2.0	2.4		-14%	7%		-2	1%

Total International	103.1	86.7		19%	14%		5%

Total Corporation:
Risk Management Solutions	231.1	215.2		7%	5%		2%
Sales & Marketing Solutions	81.0	74.5		9%	3%		6%
Supply Management Solutions	9.9	6.8		45%	5%		40%
E-Business Solutions	8.3	-	N/	M	N/	M	N/	M

Core Revenue	330.3	296.5		11%	4%		7%
Divested Businesses	2.0	2.4		-14%	7%		-21%

Total Revenue	$332.3	$298.9		11%	4%		7%

Operating Costs:
Operating Expenses	$117.8	$100.3		-18%
Selling and Administrative Expenses	144.2	118.9		-21%
Depreciation and Amortization	14.6	20.9		30%
Restructuring Expense	1.6	-		-

Total Operating Costs	$278.2	$240.1		-16%

Capital Expenditures	$1.1	$2.1		48%

Additions to Computer Software & Other Intangibles	$3.4	$10.7		68%

	Sep 30, 2003	Jun 30, 2003	Mar 31, 2003	Dec 31, 2002	Sep 30, 2002	Jun 30, 2002	Mar 31, 2002
Net Debt Position:
Cash and Cash Equivalents	$ 199.7	$ 127.4	$ 149.3	$ 191.9	$ 136.0	$ 147.1	$ 89.4
Notes Payable	-	-	(.1)	(.1)	(.1)	(.1)	(35.7)
Long-Term Debt	(299.9)	(299.8)	(299.8)	(299.9)	(299.9)	(299.7)	(299.6)

Net Debt	$ (100.2)	$ (172.4)	$ (150.6)	$ (108.1)	$ (164.0)	$ (152.7)	$ (245.9)

AFX — After Effects of Foreign Exchange
BFX— Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

  Schedule 4 (cont’d)

The Dun & Bradstreet Corporation
Supplemental Financial Data (unaudited)

	Year-to-Date September 30,
Amounts in millions	2003	2002	AFX % Change Fav/(Unfav)		Effects of Foreign Exchange Fav/(Unfav)		BFX % Change Fav/(Unfav)
Geographic and Product Line Revenue:
North America:
Risk Management Solutions	$454.2	$451.9	1%		1%		0%
Sales& Marketing Solutions	191.9	198.7	-3%		1%		-4%
Supply Management Solutions	20.0	16.5	20%		0%		20%
E-Business Solutions	18.9	-	N/	M	N/	M	N/	M

Core Revenue	685.0	667.1	3%		1%		2%
Divested Businesses	-	-	0%		0%		0%

Total North America	685.0	667.1	3%		1%		2%

International:
Risk Management Solutions	239.1	197.6	21%		17%		4%
Sales & Marketing Solutions	47.4	44.6	6%		13%		-7%
Supply Management Solutions	7.2	5.7	28%		21%		7%

Core Revenue	293.7	247.9	19%		17%		2%
Divested Businesses	3.3	4.5	-26%		4%		-30%

Total International	297.0	252.4	18%		16%		2%

Total Corporation:
Risk Management Solutions	693.3	649.5	7%		6%		1%
Sales & Marketing Solutions	239.3	243.3	-2%		2%		-4%
Supply Management Solutions	27.2	22.2	22%		5%		17%
E-Business Solutions	18.9	-	N/	M	N/	M	N/	M

Core Revenue	978.7	915.0	7%		5%		2%
Divested Businesses	3.3	4.5	-26%		4%		-30%

Total Revenue	$982.0	$919.5	7%		5%		2%

Operating Costs:
Operating Expenses	$325.7	$311.3	-5%
Selling and Administrative Expenses	421.6	368.4	-14%
Depreciation and Amortization	46.5	60.3	23%
Restructuring Expense	17.4	30.9	44%

Total Operating Costs	$811.2	$770.9	-5%

Capital Expenditures	$7.0	$8.2	15%

Additions to Computer Software & Other Intangibles	$12.8	$25.7	50%

AFX — After Effects of Foreign Exchange
BFX— Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.